Exhibit 99.1

AspenBio Receives Patent Office Notice of Allowance for Appendicitis Diagnostic Methods

CASTLE ROCK, CO., December 17, 2008 — AspenBio Pharma, Inc. (Nasdaq: APPY), an emerging bio-pharmaceutical company dedicated to the development of novel drugs and diagnostics for humans and animals, announced the United States Patent and Trademark Office has issued a Notice of Allowance for AspenBio’s United States patent application directed to methods relating to its appendicitis diagnostic technology.

        The patent application is U.S. Application Serial No. 11/189,120, entitled ‘Methods and Devices for Diagnosis of Appendicitis’ (first published as U.S. Patent Application Publication Number 20060024719 on February 2, 2006). The newly allowed claims include subject matter covering aspects of blood-based appendicitis testing.

        AspenBio Pharma president and CEO, Richard Donnelly, stated: “This represents a major milestone in the development of our intellectual property for the appendicitis diagnostic technology. This official notice from the Patent Office represents a considerable achievement for our company and our goals. The issuance of this notice represents recognition of the patentability of our innovative technology and enhances the value of this important asset.”

        A Notice of Allowance generally completes the substantive examination of a patent application. Following a Notice of Allowance, the normal process which results in final issuance of a United States patent involves several administrative steps that are typically completed in due course following issuance of this notice.

About AspenBio Pharma, Inc.
AspenBio Pharma is an emerging bio-pharmaceutical company dedicated to the discovery; development, manufacture, and marketing of novel proprietary products, including those that enhance the reproductive efficiency of animals and that have large worldwide market potential. The company was originally formed to produce purified proteins for diagnostic applications and has successfully leveraged this foundational science and technology expertise to rapidly develop an enviable late-stage pipeline of several novel reproduction hormone analogs for wide-ranging therapeutic use initially in bovine and equine species. AspenBio Pharma continues to advance the development and testing of its three first-generation blood-based human diagnostic tests designed as an aid in the diagnosis of human appendicitis. For more information, go to http://www.aspenbiopharma.com.

Forward-Looking Statements
This news release includes “forward-looking statements” of AspenBio Pharma, Inc. (“APPY”) as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including statements regarding the final issuance of the appendicitis test patent, the ability to successfully complete the clinical trials and pivotal studies required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test as well as the animal products under this agreement and other new products, execute agreements required to successfully advance the company’s objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, obtain and enforce intellectual property rights, and realization of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APPY’s recent filings with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey, Chairman
Tel 303-722-4008

Investor Relations:
Liolios Group, Inc.
Geoffrey Plank or Ron Both
Tel 949-574-3860

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